UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2011

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (44) 1642 674085

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 9, 2012 Verta Energy Trading Limited (“VETL”), a wholly owned subsidiary of Four Rivers BioEnergy Inc. (the “Company”), terminated its agreement entered into May 24, 2011, as amended and extended, to acquire all of the share capital ML Oils Limited (“ML”).

As part of the February 9, 2012, agreement VETL and the principal shareholder of ML entered into a new agreement granting VETL the right of first refusal to purchase either the assets or the shares of ML until March 31, 2012 (“Rights Date”), subject to entry into a purchase contract and due diligence by VETL.  Additionally, VETL has the right to match, at its option, any bona fide third party offer to purchase the assets or shares of ML prior to the Rights Date.  VETL has paid cash consideration of approximately $9,500 for the right of first refusal and match rights. The parties also agreed that these rights may be extended by mutual consent in 30 day tranches commencing April 1, 2012 upon additional payment of approximately $4,750 per extension.

Item 1.02  Termination of Material Definitive Agreement

See Item 1.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2012	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer